Exhibit 99.4
Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the periods ended June 30, 2007 and 2006
Unaudited
(Dollars in millions, except per share amounts)

	For the three		For the six
	months ended		months ended
	2007	2006	2007	2006
Revenues	$1,485.1	$1,378.1	$2,975.9	$2,747.3

Salaries and benefits, including share-based compensation expense of $7.9 and $6.9 for the three months ended and $16.0 and $13.7 for the six months ended June 30, 2007 and 2006, respectively	615.6	553.9	1,230.6	1,111.4
Reimbursable expenses	11.9	12.3	24.6	26.0
Supplies	251.5	234.5	505.7	471.7
Other operating expenses	306.0	272.3	610.3	525.4
Provision for doubtful accounts	155.4	128.2	303.5	248.9
Depreciation	60.2	55.5	119.4	108.8
Amortization	1.9	2.1	3.9	3.6
Interest expense	26.5	28.9	53.9	57.6
Interest income	(2.7)	(5.2)	(5.7)	(10.2)
ESOP expense	4.0	3.1	7.5	6.1
(Gain) loss on sales of assets	(0.1)	(0.5)	0.4	(0.6)

Total operating expenses	1,430.2	1,285.1	2,854.1	2,548.7

Income from continuing operations before minority interests, equity in earnings and income tax provision	54.9	93.0	121.8	198.6

Minority interests in earnings of consolidated entities	(6.0)	(5.2)	(12.8)	(10.0)
Equity in earnings of unconsolidated affiliates	9.5	9.8	23.6	19.8

Income from continuing operations before income tax provision	58.4	97.6	132.6	208.4
Income tax provision	(28.2)	(37.6)	(60.7)	(80.5)

Income from continuing operations	30.2	60.0	71.9	127.9

Income (loss) from discontinued operations, net of tax	0.2	0.1	(0.4)	15.3

Net income	$30.4	$60.1	$71.5	$143.2

Income per common share:
Basic:
Continuing operations	$0.35	$0.70	$0.82	$1.49
Discontinued operations	$—	$—	$—	$0.18

Net	$0.35	$0.70	$0.82	$1.67

Diluted:
Continuing operations	$0.34	$0.69	$0.80	$1.48
Discontinued operations	$—	$—	$—	$0.17

Net	$0.34	$0.69	$0.80	$1.65

See notes to the condensed consolidated financial statements

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in millions)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$63.2	$208.6
Accounts receivable, less allowances for doubtful accounts of $425.6 at June 30, 2007 and $416.3 at December 31, 2006	979.4	917.9
Inventories	152.7	149.4
Deferred income taxes	41.6	38.4
Prepaid expenses	48.9	52.1
Other	100.9	128.0

	1,386.7	1,494.4

Property and equipment, at cost:
Land	214.0	212.0
Buildings and improvements	2,050.2	2,011.7
Equipment	1,788.5	1,705.4
Construction in progress	457.4	238.8

	4,510.1	4,167.9
Accumulated depreciation	(1,341.1)	(1,227.7)

	3,169.0	2,940.2
Goodwill	1,365.8	1,359.7
Intangible assets, net of accumulated amortization	77.2	81.1
Investment in and advances to unconsolidated affiliates	260.2	242.9
Other	120.3	115.5

Total assets	$6,379.2	$6,233.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$245.1	$249.8
Accrued salaries	145.7	127.0
Current portion of long-term debt	26.9	21.3
Current income taxes payable	39.5	—
Other current liabilities	202.0	203.4

	659.2	601.5
Long-term debt	1,670.6	1,684.1
Other liabilities	201.8	187.5
Deferred income taxes	172.2	193.5
Minority interests in equity of consolidated entities	339.1	340.8
Stockholders’ equity:
Common stock $0.01 par value: 120,000,000 shares authorized, 89,553,855 and 88,339,049 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	0.9	0.9
Additional paid-in capital	2,450.8	2,410.5
Unearned ESOP compensation	(5.2)	(6.9)
Accumulated other comprehensive loss	(7.1)	(7.6)
Accumulated earnings	900.1	829.5
Less: Treasury stock, at cost, 63,288 shares at June 30, 2007	(3.2)	—

Total stockholders’ equity	3,336.3	3,226.4

Total liabilities and stockholders’ equity	$6,379.2	$6,233.8

See notes to the condensed consolidated financial statements

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the periods ended June 30, 2007 and 2006
Unaudited
(Dollars in millions)

	For the six
	months ended
	2007	2006
Cash flows from operating activities:
Net income	$71.5	$143.2
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	0.4	(15.3)
Provision for doubtful accounts	303.5	248.9
Depreciation and amortization	123.3	112.4
ESOP expense	7.5	6.1
Minority interests	12.8	10.0
Equity in earnings of unconsolidated affiliates	(23.6)	(19.8)
(Gain) loss on sales of assets	0.4	(0.6)
Deferred income tax benefit	(10.4)	(11.7)
Non-cash interest expense	1.7	1.6
Non-cash share-based compensation expense	16.0	13.7
Excess tax benefits on share-based compensation	(1.5)	(1.2)
Increase (decrease) in cash from operating assets and liabilities:
Accounts receivable	(365.0)	(321.7)
Inventories and other assets	19.5	(22.5)
Accounts payable and other current liabilities	51.9	(31.9)
Other	7.8	21.7

Net cash provided by operating activities	215.8	132.9

Cash flows from investing activities:
Purchases of property and equipment	(350.1)	(233.4)
Distributions and advances (to) from unconsolidated affiliates, net	6.3	(9.6)
Proceeds received on disposals of assets	2.2	102.6
Acquisitions, net of cash acquired	(33.4)	(49.2)
Other	—	(0.1)

Net cash used in investing activities	(375.0)	(189.7)

Cash flows from financing activities:
Payments of long-term debt	(7.8)	(1.0)
Proceeds from issuance of common stock	16.5	21.9
Payments for purchase of treasury stock	(3.2)	—
Excess tax benefits on share-based compensation	1.5	1.2
Contributions from minority partners, net	6.8	0.5

Net cash provided by financing activities	13.8	22.6

Change in cash and cash equivalents	(145.4)	(34.2)
Cash and cash equivalents at beginning of period	208.6	310.2

Cash and cash equivalents at end of period	$63.2	$276.0

Cash paid for:
Interest	$58.7	$58.0
Income taxes, net of refunds	$8.9	$117.6
See notes to the condensed consolidated financial statements

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 1—PROPOSED MERGER
     On March 19, 2007, we entered into an Agreement and Plan of Merger (the Merger Agreement), with Community Health Systems, Inc. (CHS) and FWCT-1 Acquisition Corporation, a wholly-owned subsidiary of CHS (Merger Sub). Under the terms of the Merger Agreement, Merger Sub will be merged with and into Triad Hospitals, Inc. (the Company), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of CHS (the Merger). On February 4, 2007, we entered into an Agreement and Plan of Merger (the Prior Merger Agreement) with entities owned by private investment funds affiliated with CCMP Capital Advisors, LLC and Goldman Sachs & Co. (collectively, Panthera). Immediately prior to the execution of the Merger Agreement, the Company terminated the Prior Merger Agreement. Our Board of Directors approved the Merger Agreement and the termination of the Prior Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of disinterested directors (the Special Committee). Concurrent with the termination of the Prior Merger Agreement and pursuant to the terms thereof, we paid Panthera a termination fee of $20 million and advanced $20 million to Panthera to cover its out-of-pocket expenses (the Prior Agreement Amount). CHS reimbursed us for such amounts pursuant to the terms of the Merger Agreement.
     At the effective time of the Merger, each outstanding share of our common stock, other than shares owned by us, CHS, Merger Sub, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $54.00 in cash, without interest.
     We have made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains a “no shop” restriction on our ability to solicit third party proposals, provide information and engage in discussions and negotiations with third parties. The no shop provision is subject to a “fiduciary out” provision that allows us to provide information and participate in discussions and negotiations with respect to third party acquisition proposals submitted after the date of the Merger Agreement that the Board of Directors (following the recommendation of the Special Committee) believes in good faith to be bona fide and determines in good faith, after consultation with its financial advisors and outside counsel, constitute or could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement.
     We may terminate the Merger Agreement under certain circumstances, including if our Board of Directors (following the recommendation of the Special Committee) determines in good faith that it has received a superior proposal and that failure to terminate the Merger Agreement could violate its fiduciary duties, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, we must pay a fee of $130 million to CHS and reimburse CHS for any amounts paid by CHS to us in respect of the Prior Agreement Amount. In certain other circumstances, we must pay a fee of $130 million upon termination of the Merger Agreement. Under other circumstances upon termination of the Merger Agreement, we must reimburse CHS for its expenses of up to $15 million and for the Prior Agreement Amount.
     The parties to the Merger Agreement are entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy to which they are entitled, including damages for any breach of the Merger Agreement by the other party. CHS has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash on hand, will be sufficient for CHS to pay all amounts required to consummate the Merger and other transactions contemplated by the Merger Agreement, including any contemplated refinancing of debt and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by our stockholders, the receipt of required regulatory approvals and other customary closing conditions. The applicable 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 expired on April 23, 2007. The parties currently expect to close the transaction during the third quarter of 2007.
     A special meeting of the stockholders was held on Tuesday, June 12, 2007 for stockholders of record on May 3, 2007. The special meeting was called (i) to vote upon and approve the Merger Agreement, (ii) to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 1—PROPOSED MERGER (continued)
were insufficient votes at the time of the special meeting to adopt the Merger Agreement, and (iii) to transact such other business that may properly come before the special meeting or any adjournments thereof. The Merger Agreement was approved by a majority of the stockholders at the special meeting.
     We had approximately $10.5 and $20.9 million in costs included in other operating expenses for the three and six months ended June 30, 2007, respectively, related to the proposed Merger, which reduced diluted earnings per share by approximately $0.11 and $0.19 per share for the three and six months ended June 30, 2007, respectively.
NOTE 2—BASIS OF PRESENTATION
     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. Generally Accepted Accounting Principles for complete financial statements of Triad Hospitals, Inc. In the opinion of management, all adjustments necessary for a fair presentation have been included and are of a normal recurring nature. Interim results are not necessarily indicative of the results that may be expected for the year. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2006.
     The condensed consolidated balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by U.S. Generally Accepted Accounting Principles for complete financial statements.
NOTE 3—SHARE-BASED COMPENSATION PLANS
     A summary of stock option activity under our share-based compensation plans at June 30, 2007 is presented below:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Shares	Exercise Price	Term (in years)	Value

Outstanding at January 1, 2007	6,905,470	$33.81
Granted	—	$—
Exercised	(281,393)	$33.01
Cancelled	(54,260)	$38.80

Outstanding at June 30, 2007	6,569,817	$33.80	6.2	$131,122,977

Exercisable at June 30, 2007	5,161,579	$32.18	5.7	$111,363,682

     The total intrinsic value of options exercised during the six months ended June 30, 2007 was $5.1 million.
     A summary of our non-vested shares at June 30, 2007 is presented below:

	Restricted Stock		MSPP Shares		DSUs
		Weighted Average		Weighted Average		Weighted Average
		Grant-date		Grant-date Fair		Grant-date Fair
	Shares	Fair Value	Shares	Value	Shares	Value

Non-vested at January 1, 2007	761,350	$41.90	73,218	$11.09	23,424	$36.31
Granted	803,756	$49.89	—	$—	—	$—
Vested	(215,466)	$42.15	(14,303)	$9.99	(2,499)	$40.84
Cancelled	(16,680)	$43.99	(2,186)	$11.33	—	$—

Non-vested at June 30, 2007	1,332,960	$46.65	56,729	$12.04	20,925	$35.77

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 3—SHARE-BASED COMPENSATION PLANS (continued)
     We repurchased 63,288 shares of stock to be held in the treasury for $3.2 million in 2007 in order to satisfy the amount of minimum tax withholding liabilities that were incurred upon vesting of restricted stock.
     The total fair value of shares vested during the six months ended June 30, 2007 was $23.9 million.
     Cash received from option exercises under share-based payment arrangements for the six months ended June 30, 2007 was $16.5 million. The actual tax benefit realized for the tax deductions of the share-based payment arrangements for the six months ended June 30, 2007 was $6.4 million.
NOTE 4—INCOME TAXES
     On January 1, 2007, we adopted the Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes”, or FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in accordance with the provisions of Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”, or SFAS 109. The cumulative effect of applying the provisions of FIN 48 is reported as an adjustment to the January 1, 2007 balance of retained earnings. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition. We had approximately $11.8 million of unrecognized tax benefits at December 31, 2006. We reduced the January 1, 2007 balance of retained earnings by $0.9 million from the adoption of FIN 48. Also, the unrecognized tax benefits previously established through purchase accounting for the Quorum acquisition were reduced by $3.2 million from the adoption of FIN 48 through a reduction to goodwill. We also reclassified the unrecognized tax benefits from deferred tax liabilities to other long-term liabilities upon adoption of FIN 48.
     A reconciliation of the beginning and ending balances of unrecognized tax benefits is as follows (in millions):

Balance at January 1, 2007	$9.5
Additions based on tax positions related to the current year	0.4
Additions for tax positions of prior years	2.8
Reductions for tax positions of prior years	(2.3)

Balance at June 30, 2007	$10.4

     The reduction for tax positions of prior years was related to unrecognized tax benefits previously established through purchase accounting for the Quorum acquisition and was recorded as a reduction to goodwill based on a tentative settlement with the taxing authorities.
     We had approximately $4.0 million of other current liabilities and $6.4 million of other long-term liabilities for unrecognized tax benefits and accrued interest and penalties at June 30, 2007.
     We recognize interest accrued and penalties related to unrecognized tax benefits in our income tax provision. During the three and six months ended June 30, 2007, we recognized approximately $0.1 million and $0.7 million respectively in interest and penalties. We made no payments of interest and penalties during the three and six months ended June 30, 2007.
NOTE 5—DISCONTINUED OPERATIONS
     Effective January 1, 2006, we closed on a definitive agreement to sell our hospitals in Wharton, Texas, Pampa, Texas and Hope, Arkansas for $75 million plus $15.1 million for working capital. These facilities were reclassified to discontinued operations in the fourth quarter of 2005. We recognized a pre-tax gain on the sale in discontinued operations of $27.2 million in the first quarter of 2006. These facilities were a component of the owned operations segment.

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 5—DISCONTINUED OPERATIONS (continued)
     We closed under an agreement in May 2004 to sell certain assets related to our leased acute care hospital in Terrell, Texas. At the time of the disposal, we recorded $3.4 million in notes receivable. During the third quarter of 2006, the borrower defaulted on the first payment due under the notes. A reserve on the notes for the amount in excess of the estimated value of the collateral of approximately $1.4 million was recorded in discontinued operations. During the first quarter of 2007, an additional reserve of approximately $0.6 million was recorded in discontinued operations.
     Revenues and income for these entities are included in the condensed consolidated statements of operations as “Income (loss) from discontinued operations, net of tax” for all periods presented. The amounts are as follows (in millions):

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Revenues	$0.3	$0.3	—	$1.0

Pre-tax income (loss) from operations	0.3	0.2	—	(0.9)
Income tax (provision) benefit	(0.1)	(0.1)	—	0.3

	0.2	0.1	—	(0.6)
Gain (loss) on disposal, net of tax (provision) benefit of $0.2 million and ($11.3) million for the six months ended June 30, 2007 and 2006, respectively	—	—	(0.4)	15.9

	$0.2	$0.1	$(0.4)	$15.3

NOTE 6 — GUARANTEES
     We have entered into physician recruiting agreements under which we supplement physician income to a minimum amount over a period of time while the physicians establish themselves in the community. As part of the agreements, the physicians are required to stay in the community for a period of time after the payments have ended, typically three years, or the payments are required to be returned to us. The payments under these agreements are forgiven ratably if the physicians stay in the community through the end of the agreement. We record an asset for the estimated fair value of the minimum revenue guarantees and amortize the asset from the beginning of the guarantee payment period through the end of the agreement. At June 30, 2007, we had liabilities for the minimum revenue guarantees entered into after January 1, 2006 of $23.0 million. At June 30, 2007, including the minimum revenue guarantees entered into prior to January 1, 2006, the maximum amount of all unpaid minimum revenue guarantees was $51.9 million.
     We have entered into agreements whereby we have guaranteed certain loans entered into by patients for whom services were performed at our facilities. All uninsured patients are eligible to apply for these loans. These loans are provided by various financial institutions who determine whether the loans are made. The terms of the loans range from 1 to 5 years. We would be obligated to repay the financial institutions if a patient fails to repay his or her loan. We could then pursue collections from the patient. We record a reserve for the estimated defaults on these loans at the historical default rate, which was approximately 30.3% at June 30, 2007 and December 31, 2006. At June 30, 2007 and December 31, 2006, the amounts subject to the guarantees were $23.5 million and $23.4 million, respectively. We had accrued liabilities of $7.1 and $7.0 million at June 30, 2007 and December 31, 2006, respectively, for the estimated loan defaults that would be covered under the guarantees.
     We have entered into agreements to guarantee the indebtedness of certain joint ventures that are accounted for by the equity method. The maximum amount of the guarantees entered into was $3.3 million at June 30, 2007. Minimum amounts were recorded for the fair value of the guarantees.
NOTE 7—INCOME PER SHARE
Income per common share is based on the weighted average number of shares outstanding adjusted for the shares issued to our Employee Stock Ownership Plan (“ESOP”) and unvested restricted shares issued under our

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 7—INCOME PER SHARE (continued)
share-based compensation plans. Diluted weighted average shares outstanding are calculated by adjusting basic weighted average shares outstanding by all potentially dilutive stock options and unvested restricted stock. Stock options outstanding of 1,816,775 for the three and six months ended June 30, 2006, were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common stock. Weighted average shares are as follows:

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Weighted average shares exclusive of unreleased ESOP shares and unvested restricted shares	87,410,286	86,034,346	87,304,366	85,883,229
Average of ESOP shares committed to be released	112,500	112,500	75,000	75,000

Basic weighted average shares outstanding	87,522,786	86,146,846	87,379,366	85,958,229

Effect of dilutive securities — share-based compensation plans	2,287,161	847,880	1,961,404	706,944

Diluted weighted average shares outstanding	89,809,947	86,994,726	89,340,770	86,665,173

NOTE 8—SEGMENT INFORMATION
     The distribution of our revenues and Adjusted EBITDA of continuing operations (which is used by management for operating performance review, see (a)) is summarized in the following table (dollars in millions):

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Revenues:
Owned operations	$1,457.4	$1,349.7	$2,919.8	$2,690.2
Management services	27.5	28.2	55.8	56.7
Corporate and other	0.2	0.2	0.3	0.4

	$1,485.1	$1,378.1	$2,975.9	$2,747.3

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Adjusted EBITDA (a):
Owned operations	$193.4	$214.1	$401.7	$435.0
Management services	3.9	4.6	7.9	8.0
Corporate and other	(43.1)	(32.0)	(84.8)	(59.3)

	$154.2	$186.7	$324.8	$383.7

     Adjusted EBITDA for owned operations includes equity in earnings of unconsolidated affiliates of $9.5 million and $9.8 million for the three months ended June 30, 2007 and 2006, respectively, and $23.6 million and $19.8 million for the six months ended June 30, 2007 and 2006, respectively.

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 8—SEGMENT INFORMATION (continued)
     A reconciliation of Adjusted EBITDA to income from continuing operations before income tax provision follows (in millions):

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Total Adjusted EBITDA for reportable segments	$154.2	$186.7	$324.8	$383.7

Depreciation	60.2	55.5	119.4	108.8
Amortization	1.9	2.1	3.9	3.6
Interest expense	26.5	28.9	53.9	57.6
Interest income	(2.7)	(5.2)	(5.7)	(10.2)
ESOP expense	4.0	3.1	7.5	6.1
(Gain) loss on sales of assets	(0.1)	(0.5)	0.4	(0.6)
Minority interests in earnings of consolidated entities	6.0	5.2	12.8	10.0

Income from continuing operations before income tax provision	$58.4	$97.6	$132.6	$208.4

(a)	Adjusted EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, ESOP expense, (gain) loss on sales of assets, minority interests in earnings of consolidated entities, income tax provision and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of our debt covenants use Adjusted EBITDA, or a modification of Adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for us as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. Generally Accepted Accounting Principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. Generally Accepted Accounting Principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.
NOTE 9—COMPREHENSIVE INCOME
     Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, or SFAS 130 establishes guidelines for reporting changes in equity during a period from transactions and other events and circumstances from non-owner sources.
     The component of comprehensive income, net of income tax, is as follows (in millions):

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Net income	$30.4	$60.1	$71.5	$143.2
Other comprehensive income, net of income tax:
Recognition of unrecognized net periodic benefit costs	0.2	—	0.5	—

Comprehensive income	$30.6	$60.1	$72.0	$143.2

     The components of accumulated other comprehensive loss, net of tax, are as follows (in millions):

	June 30,	December 31
	2007	2006
Foreign currency translation adjustment	$0.1	$0.1
Unrecognized net periodic benefit costs	7.0	7.5

	$7.1	$7.6

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 10—EQUITY INVESTMENTS
     We own equity interests of 27.5% in Valley Health System LLC and 26.1% in Summerlin Hospital Medical Center LLC. Universal Health Systems has the majority interest in Valley Health System LLC and Summerlin Hospital Medical Center LLC. We own an equity interest of 38.0% in Macon Healthcare LLC. HCA has the majority interest in Macon Healthcare LLC. We also own a 50% interest in MCSA, LLC with our partner, SHARE Foundation, a not-for-profit foundation. We use the equity method of accounting for our investments in these entities. Summarized financial information of these entities is as follows (in millions):

	For the three months		For the six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
Revenues	$307.8	$288.6	$638.5	$567.5

Net income	$35.7	$32.6	$84.4	$66.9

NOTE 11—CONTINGENCIES
Litigation Concerning Triad’s Pending Merger
     Between February 5, 2007 and March 2, 2007, five putative class action lawsuits, entitled Market Street Securities v. Shelton, et al., Cause No. 296-0436-07 (Feb. 5, 2007), Clark v. Triad Hospitals, Inc., et al., Cause No. 296-0461-07 (Feb. 6, 2007), Rubery v. Triad Hospitals, Inc., et al., Cause No. 296-0566-07 (Feb. 6, 2007), Sternhell v. Shelton, et al., Cause No. 416-0494-0 (Feb. 8, 2007) and Thomas Purdy, III v. Triad Hospitals Inc., et al., Cause No. 296-809-07 (Mar. 2, 2007), were filed against Triad and its directors. The Rubery and Sternhell petitions also named as defendants CCMP Capital Investors II, L.P. and GS Capital Partners VI, L.P., and the Sternhell petition further named Panthera Partners, LLC, Panthera Holdco Corp. and Panthera Acquisition Corporation as defendants. All of the petitions were filed in the District Court of Collin County, Texas. The petitions, which purported to be brought on behalf of all Triad stockholders (excluding the defendants and their affiliates), alleged that the $50.25 per share in cash that was to be paid to stockholders in connection with Triad’s previously proposed merger with affiliates of CCMP Capital Investors II, L.P. and GS Capital Partners VI, L.P. was inadequate, and that Triad and its directors violated their fiduciary obligations to stockholders in negotiating and approving the merger.
     Following the announcement on March 19, 2007 that Triad had terminated its previous merger agreement with affiliates of CCMP Capital Investors II, L.P. and GS Capital Partners VI, L.P. and had, instead, entered into a merger agreement at $54.00 per share with CHS, the above-referenced actions were consolidated in the 296th District Court of Collin County, Texas. On April 23, 2007, plaintiffs filed a consolidated amended petition challenging the proposed transaction with CHS. The consolidated amended petition alleges, among other things, that (i) the $54.00 per share in cash that is to be paid to stockholders in connection with Triad’s proposed merger with CHS is still inadequate; (ii) the “go shop” auction process that led to the higher offer from CHS was flawed; (iii) the directors violated their fiduciary duties to shareholders by administering a sale process that failed to maximize shareholder value; (iv) the terms of the merger agreement with CHS, which include a so-called “non-solicitation” clause and a $130 million termination fee, will artificially deter higher bids for the Company; (v) the directors breached their fiduciary duties by approving, in mid-December 2006, amended change in control severance agreements with several Triad executives; and (vi) the Company failed to disclose certain purportedly material information relating to the valuation of the Company and the process leading to the approval of the proposed merger. The consolidated amended petition seeks a judgment declaring that Triad and its directors breached their fiduciary duties to plaintiffs, enjoining Triad and its directors from executing the merger with CHS, indemnifying plaintiffs, and awarding plaintiffs attorneys’ fees and costs. Plaintiff’s counsel in the consolidated action had advised our counsel of plaintiffs’ intention to conduct discovery and to file a motion for a temporary injunction by May 24, 2007; however, plaintiff’s counsel have since informed us and the court that plaintiffs do not intend to seek an injunction, and the hearing that had previously been scheduled for June 7, 2007 for this purpose was removed from the court’s docket.
False Claims Act Litigation
     As a result of our ongoing discussions with the government prior to our merger with Quorum Health Group, Inc., or Quorum, on April 27, 2001, Quorum learned of two qui tam complaints against it alleging violations of the

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 11—CONTINGENCIES (continued)
False Claims Act for claims allegedly submitted to the government involving two managed hospitals. Quorum accrued the estimated liability on these items prior to the merger and the matter remains under seal. The government has requested that Quorum conduct a self audit with respect to one Medicare cost report for one managed hospital and three other specific issues. The government has stated that it intends to investigate certain other allegations.
     On September 9, 2003, we were served with a qui tam complaint alleging, among other things, the submission of false claims for reimbursement and improper allocation of costs at a hospital in Mississippi managed by Quorum Health Resources, LLC, or QHR, which is named as an additional defendant. The Federal government has apparently elected not to intervene in the case and the complaint was unsealed. We are vigorously defending this matter and have filed a motion to dismiss, which is pending before the court. While we currently believe that we have no liability for any of the claims alleged in the complaint, discovery has not been completed and at this time we cannot predict the final effect or outcome of the complaint.
     On May 18, 2004, we were served with a qui tam complaint alleging, among other things, the submission of false claims for reimbursement at two hospitals in Georgia formerly managed by QHR. This case was dismissed on October 27, 2005. The plaintiff appealed the dismissal, and we are vigorously contesting the appeal.
     On April 26, 2005, we received a copy of a qui tam complaint alleging, among other things, the submission of false claims for reimbursement at a hospital in Pennsylvania managed by QHR. The Federal government elected not to intervene in this case and the complaint was recently unsealed. While we intend to vigorously defend this matter, we are not yet able to form a view as to the probable liability for any of the claims alleged in the complaint.
     Our merger agreement with Quorum will not provide indemnification in respect of the qui tam complaints and investigations described above. If we incur material liabilities as a result of qui tam litigation or governmental investigation, these matters could have a material adverse effect on our business, financial condition, results of operations or prospects.
     At this time we cannot predict the final effect or outcome of the ongoing investigations or qui tam actions. If violations of Federal or state laws relating to Medicare, Medicaid or other government programs are found, then we may be required to pay substantial fines and civil and criminal damages and also may be excluded from participation in the Medicare and Medicaid programs and other government programs. Similarly, the amount of damages sought in the qui tam actions or in the future may be substantial. We could be subject to substantial costs resulting from defending, or from an adverse outcome in, any current or future investigations, administrative proceedings or litigation. In an effort to resolve one or more of these matters, we may choose to negotiate a settlement. Amounts paid to settle any of these matters may be material. Agreements entered into as a part of any settlement could also materially adversely affect us. Any current or future investigations or actions could have a material adverse effect on our results of operations or financial position.
     From time to time we may be the subject of additional investigations or a party to additional litigation, including qui tam actions, alleging violations of law. We may not know about those investigations or about qui tam actions filed against us unless and to the extent such matters are unsealed. If any of those matters were successfully asserted against us, there could be a material adverse effect on our business, financial position, results of operations or prospects.
Income Taxes
     The Internal Revenue Services, or IRS, has concluded conducting an examination of the Federal income tax returns for our short taxable years ended April 27, 2001, June 30, 2001 and December 31, 2001, and the taxable years ended December 31, 2002 and 2003. On May 10, 2006, the IRS issued an examination report, known as a 30-Day Letter, with proposed adjustments disallowing deductions for portions of the payments made to the Federal government in settlement of certain qui tam complaints that had been brought against Quorum. The total proposed adjustments with respect to the settlement payment deductions, if sustained, would increase taxable income in the amount of approximately $67.3 million and result in our payment of additional cash taxes of approximately $24.9

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 11—CONTINGENCIES (continued)
million. Any cash taxes paid resulting from the proposed adjustments in excess of the tax reserve previously established would increase goodwill from the acquisition of Quorum.
     We believe our reporting of the deductions with respect to the settlement of the three qui tam cases was appropriate. Accordingly, on June 9, 2006, we filed a protest to the 30-Day Letter to contest the proposed adjustments and the matter has since been referred to the IRS Appeals Office. In the opinion of management, even if the IRS proposed adjustments were sustained, the adjustments would not have a material effect on our results of operations or financial position.
General Liability Claims
     QHR, The Intensive Resource Group, LLC, or IRG, a subsidiary of QHR, and we are defendants against claims for breach of an employment contract filed in a lawsuit involving a former employee of Cambio Health Solutions, a former subsidiary of IRG. QHR, IRG and we have been vigorously defending the claim. On May 13, 2004, a jury returned a verdict against QHR, IRG, and us and on June 8, 2004, the court entered a judgment on such verdict in the aggregate amount of approximately $5.9 million. QHR, IRG and we appealed such judgment. We had reserved $5.9 million in respect of this judgment. In March 2007, we learned that our appeal was unsuccessful and we paid $6.2 million on the judgment, which includes approximately $0.3 million in accrued interest.
     We are subject to claims and suits arising in the ordinary course of business, including claims for personal injuries or wrongful restriction of, or interference with, physicians’ staff privileges. In certain of these actions the claimants may seek punitive damages against us, which are usually not covered by insurance. It is management’s opinion that the ultimate resolution of these pending claims and legal proceedings will not have a material adverse effect on our results of operations or financial position.
NOTE 12—COSTS OF SALES
     The following tables show the line items in the condensed consolidated statements of operations that are considered costs of sales (dollars in millions):

	For the three months ended June 30, 2007
		General and
		Administrative
	Total Expenses	Expenses	Costs of Sales
Salaries and benefits	$615.6	$19.1	$596.5
Reimbursable expenses	11.9	—	11.9
Supplies	251.5	—	251.5
Other operating expenses	306.0	24.1	281.9
Provision for doubtful accounts	155.4	—	155.4
Depreciation	60.2	0.9	59.3
Amortization	1.9	—	1.9

Total	$1,402.5	$44.1	$1,358.4

	For the three months ended June 30, 2006
		General and
		Administrative
	Total Expenses	Expenses	Costs of Sales
Salaries and benefits	$553.9	$19.0	$534.9
Reimbursable expenses	12.3	—	12.3
Supplies	234.5	0.1	234.4
Other operating expenses	272.3	13.4	258.9
Provision for doubtful accounts	128.2	—	128.2
Depreciation	55.5	0.7	54.8
Amortization	2.1	—	2.1

Total	$1,258.8	$33.2	$1,225.6

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 12—COSTS OF SALES (continued)

	For the six months ended June 30, 2007
		General and
		Administrative
	Total Expenses	Expenses	Costs of Sales
Salaries and benefits	$1,230.6	$39.8	$1,190.8
Reimbursable expenses	24.6	—	24.6
Supplies	505.7	0.1	505.6
Other operating expenses	610.3	45.0	565.3
Provision for doubtful accounts	303.5	—	303.5
Depreciation	119.4	1.8	117.6
Amortization	3.9	—	3.9

Total	$2,798.0	$86.7	$2,711.3

	For the six months ended June 30, 2006
		General and
		Administrative
	Total Expenses	Expenses	Costs of Sales
Salaries and benefits	$1,111.4	$38.3	$1,073.1
Reimbursable expenses	26.0	—	26.0
Supplies	471.7	0.2	471.5
Other operating expenses	525.4	21.4	504.0
Provision for doubtful accounts	248.9	—	248.9
Depreciation	108.8	1.5	107.3
Amortization	3.6	—	3.6

Total	$2,495.8	$61.4	$2,434.4

NOTE 13—RECENT ACCOUNTING PRONOUNCEMENTS
     In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157 “Fair Value Measurements”, or SFAS 157, which is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. This statement provides a single definition of fair value, establishes a framework for measuring fair value, and expands disclosures concerning fair value measurements. We do not anticipate a material impact on our results of operations or financial position from the adoption of SFAS 157.
     In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158 “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)”, or SFAS 158, which was effective for fiscal years ending after December 15, 2006. SFAS 158 requires recognition of defined benefit plan funding status, including gains or losses on plan assets, prior service costs and transition assets or obligations, and recognizes changes in the funding status of those plans in the plan sponsors financial statements. Changes in the funding status will be reported in comprehensive income. Additional footnote disclosures about certain effects on net periodic benefit costs for the next fiscal year that arise from delayed recognition of gains or losses on plan assets, prior service costs and transition assets or obligations are also required. We adopted these provisions of SFAS 158 on December 15, 2006. SFAS 158 also requires the measurement of plan assets and obligations as of the date of the plan sponsor’s fiscal year end. This provision of SFAS 158 is effective for fiscal years ending after December 15, 2008. We do not anticipate a material impact on our results of operations or financial position from the adoption of this provision of SFAS 158.
     In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”, or SFAS 159, which is effective for financial statements beginning after November 15, 2007, with early adoption permitted. The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected would be reported in earnings.

Unless the context requires otherwise, references in these consolidated financial statements and accompanying notes of Triad Hospitals, Inc. to “we,” “our,” “us” and “the Company” refer to Triad
Hospitals, Inc. and its consolidated subsidiaries.
TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
NOTE 13—RECENT ACCOUNTING PRONOUNCEMENTS (continued)
The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. We have not evaluated all of the provisions of SFAS 159, but we do not anticipate a material impact on our results of operations or financial position from the adoption of SFAS 159.
NOTE 14—SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION
On July 25, 2007, the Company was acquired by Community Health Systems, Inc. (“CHS”). In connection with this transaction, a wholly owned subsidiary of CHS issued 8.875% Senior Notes maturing in 2015 (the “Notes”). Along with other subsidiaries of CHS, Triad and certain of its direct and indirect 100% owned subsidiaries have fully and unconditionally guaranteed those Notes. The guarantees are also joint and several. The following condensed consolidating financial statements present the subsidiary guarantors, subsidiary non-guarantors, eliminations and consolidated Triad as defined in the terms of the Notes.

TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
14. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
Triad Hospitals, Inc.
Condensed Consolidating Balance Sheet
June 30, 2007
(Amounts in millions)

		Non
	Guarantor	Guarantor
	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$4.4	$58.8	$—	$63.2
Accounts receivable, less allowance for doubtful accounts	523.9	455.5	—	979.4
Inventories	74.1	78.6	—	152.7
Deferred income taxes	41.6	—	—	41.6
Prepaid expenses	14.7	34.2	—	48.9
Other	42.1	59.4	(0.6)	100.9

	700.8	686.5	(0.6)	1,386.7
Property and equipment, at cost	2,263.7	2,246.4	—	4,510.1
Accumulated depreciation	(772.8)	(568.3)	—	(1,341.1)

	1,490.9	1,678.1	—	3,169.0
Investment in subsidiaries	3,144.8	—	(3,144.8)	—
Goodwill	1,028.3	337.5	—	1,365.8
Intangible assets, net of accumulated amortization	60.9	16.3	—	77.2
Due from affiliates	—	735.2	(735.2)	—
Investments in and advances to unconsolidated affiliates	256.5	3.7	—	260.2
Other assets	103.2	221.1	(204.0)	120.3

Total assets	$6,785.4	$3,678.4	$(4,084.6)	$6,379.2

Liabilities and Equity
Current Liabilities
Accounts payable	$99.1	$146.0	$—	$245.1
Accrued salaries	66.0	79.7	—	145.7
Current portion of long term debt	25.8	1.7	(0.6)	26.9
Current income taxes payable	39.5	—	—	39.5
Other current liabilities	78.1	123.9	—	202.0

	308.5	351.3	(0.6)	659.2
Due to affiliates	735.2	—	(735.2)	—
Long-term debt	1,857.0	17.6	(204.0)	1,670.6
Deferred income taxes	172.2	—	—	172.2
Other liabilities	37.1	164.7	—	201.8
Minority interests in equity of consolidated entities	339.1	—	—	339.1
Stockholders’ equity	3,336.3	3,144.8	(3,144.8)	3,336.3

Total liabilities and stockholders’ equity	$6,785.4	$3,678.4	$(4,084.6)	$6,379.2

TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
14. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
Triad Hospitals, Inc.
Condensed Consolidating Balance Sheet
December 31, 2006
(Amounts in millions)

		Non-
	Guarantor	Guarantor
	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$4.8	203.8	—	$208.6
Accounts receivable, less allowance for doubtful accounts	521.2	396.7	—	917.9
Inventories	79.5	69.9	—	149.4
Deferred income taxes	38.4	—	—	38.4
Prepaid expenses	14.7	37.4	—	52.1
Other	72.7	57.4	(2.1)	128.0

	731.3	765.2	(2.1)	1,494.4
Property and equipment, at cost	2,249.0	1,918.9	—	4,167.9
Accumulated depreciation	(747.5)	(480.2)	—	(1,227.7)

	1,501.5	1,438.7	—	2,940.2
Investments in subsidiaries	2,846.3	—	(2,846.3)	—
Goodwill	1,101.1	258.6	—	1,359.7
Intangible assets, net of accumulated amortization	58.3	22.8	—	81.1
Due from affiliates	—	586.9	(586.9)	—
Investments in and advances to unconsolidated affiliates	239.3	3.6	—	242.9
Other assets	107.5	272.2	(264.2)	115.5

Total assets	$6,585.3	$3,348.0	$(3,699.5)	$6,233.8

Liabilities and Equity
Current Liabilities
Accounts payable	110.9	138.9	—	249.8
Accrued salaries	62.6	64.4	—	127.0
Current portion of long term debt	19.8	3.6	(2.1)	21.3
Current income taxes payable	—	—	—	—
Other current liabilities	83.5	119.9	—	203.4

	276.8	326.8	(2.1)	601.5
Due to affiliates	586.9	—	(586.9)	—
Long-term debt	1,930.6	17.7	(264.2)	1,684.1
Deferred income taxes	193.5	—	—	193.5
Other liabilities	30.3	157.2	—	187.5
Minority interests in equity of consolidated entities	340.8	—	—	340.8
Equity	3,226.4	2,846.3	(2,846.3)	3,226.4

Total liabilities and stockholders’ equity	$6,585.3	$3,348.0	$(3,699.5)	$6,233.8

TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
14. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
Triad Hospitals, Inc.
Condensed Consolidating Statement of Income
For the six months ended June 30, 2007
Unaudited
(Amounts in millions)

		Non
	Guarantor	Guarantor
	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues	$1,475.0	$1,500.9	$—	$2,975.9
Salaries and benefits, including share-based compensation expense	535.8	694.8	—	1,230.6
Reimbursable expenses	24.6	—	—	24.6
Supplies	240.7	265.0	—	505.7
Other operating expenses	275.6	334.7	—	610.3
Provision for doubtful accounts	157.0	146.5	—	303.5
Depreciation	56.5	62.9	—	119.4
Amortization	3.0	0.9	—	3.9
Interest expense allocated	63.6	(63.6)	—	—
Interest expense, net of capitalized interest	53.6	0.3	—	53.9
Interest income	(1.1)	(4.6)	—	(5.7)
ESOP expense	7.5	—	—	7.5
Management fees	43.6	(43.6)	—	—
Loss on sale of assets	0.2	0.2	—	0.4

	1,460.6	1,393.5	—	2,854.1

Income from continuing operations before minority interests, equity in earnings and income tax provision	14.4	107.4	—	121.8
Minority interests in earnings of consolidated entities	(12.8)	—	—	(12.8)
Equity in earnings of unconsolidated affiliates	130.6	0.1	(107.1)	23.6
Income from continuing operations before income tax provision	132.2	107.5	(107.1)	132.6
Income tax provision	(60.7)	—	—	(60.7)
Income from continuing operations	71.5	107.5	(107.1)	71.9
Loss from discontinued operations, net of tax	—	(0.4)	—	(0.4)

Net income	$71.5	$107.1	$(107.1)	$71.5

TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
14. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
Triad Hospitals, Inc.
Condensed Consolidating Statement of Income
For the six months ended June 30, 2006
Unaudited
(Amounts in millions)

		Non
	Guarantor	Guarantor
	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues	$1,499.9	$1,247.4	$—	$2,747.3
Salaries and benefits, including share-based compensation expense	537.4	574.0	—	1,111.4
Reimbursable expenses	26.0	—	—	26.0
Supplies	240.6	231.1	—	471.7
Other operating expenses	248.1	277.3	—	525.4
Provision for doubtful accounts	142.6	106.3	—	248.9
Depreciation	59.6	49.2	—	108.8
Amortization	2.9	0.7	—	3.6
Interest expense allocated	(10.8)	10.8	—	—
Interest expense, net of capitalized interest	60.1	(2.5)	—	57.6
Interest income	(1.0)	(9.2)	—	(10.2)
ESOP expense	6.1	—	—	6.1
Management fees	45.2	(45.2)	—	—
Gain sale of assets	(0.1)	(0.5)	—	(0.6)

	1,356.7	1,192.0	—	2,548.7

Income from continuing operations before minority interests, equity in earnings and income tax provision	143.2	55.4	—	198.6
Minority interests in earnings of consolidated entities	(10.0)	—	—	(10.0)
Equity in earnings of unconsolidated affiliates	90.5	0.3	(71.0)	19.8
Income from continuing operations before income tax provision	223.7	55.7	(71.0)	208.4
Income tax provision	(80.5)	—	—	(80.5)
Income from continuing operations	143.2	55.7	(71.0)	127.9
Income from discontinued operations, net of tax	—	15.3	—	15.3

Net income	$143.2	$71.0	$(71.0)	$143.2

TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
14. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
Triad Hospitals, Inc.
Condensed Consolidating Statement of Cash Flow
For the six months ended June 30, 2007
(Amounts in millions)

		Non-
	Guarantor	Guarantor
	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income	$71.5	$107.1	$(107.1)	$71.5
Adjustments to reconcile net income to net cash provided by operating activities:
Loss for discontinued operations, net of tax	—	0.4	—	0.4
Provision for doubtful accounts	157.0	146.5	—	303.5
Depreciation and amortization	59.5	63.8	—	123.3
ESOP expense	7.5	—	—	7.5
Minority interests	12.8	—	—	12.8
Equity in earnings of unconsolidated affiliates	(130.6)	(0.1)	107.1	(23.6)
Loss on sale of assets	0.2	0.2	—	0.4
Deferred income taxes benefit	(10.4)	—	—	(10.4)
Non-cash interest expense	1.7	—	—	1.7
Non-cash share based compensation	16.0	—	—	16.0
Excess tax benefits on share-based compensation	(1.5)	—	—	(1.5)
Increase (decrease) in cash from operating assets and liabilities (net of acquisitions)
Accounts receivable	(159.7)	(205.3)	—	(365.0)
Inventories and other assets	21.7	(2.2)	—	19.5
Accounts payable and other current liabilities	45.2	6.7	—	51.9
Other	0.4	7.4		7.8

Net cash provided by (used in) operating activities	91.3	124.5	—	215.8
Cash flows from investing activities
Purchases of property and equipment	(50.1)	(300.0)	—	(350.1)
Distributions and advances from unconsolidated affiliates	6.3	—	—	6.3
Investment in and advances to consolidated affiliates	(212.1)	212.1	—	—
Proceeds received on disposals of assets	0.9	1.3	—	2.2
Acquisitions, net of cash acquired	(3.4)	(30.0)	—	(33.4)
Other	63.8	(63.8)	—	—

Net cash provided by (used in) investing activities	(194.6)	(180.4)	—	(375.0)
Cash flows from financing activities
Payments of long-term debt	(67.5)	59.7	—	(7.8)
Proceeds from issuance of common stock	16.5	—	—	16.5
Excess tax benefits on share-based compensation	1.5	—	—	1.5
Contributions from minority partners, net of distributions	—	6.8	—	6.8
Increase (decrease) in due to (from) affiliate	155.6	(155.6)	—	—

Net cash provided by (used in) financing activities	102.9	(89.1)	—	13.8

Change in cash and cash equivalents	(0.4)	(145.0)	—	(145.4)
Cash and cash equivalents at beginning of period	4.8	203.8	—	208.6

Cash and cash equivalents at end of period	$4.4	$58.8	$—	$63.2

TRIAD HOSPITALS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited
14. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION (CONTINUED)
Triad Hospitals
Condensed Consolidating Statement of Cash Flow
For the six-months ended June 30, 2006
(Amounts in millions)

		Non-
	Guarantor	Guarantor
	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash flows from operating activities
Net income	$143.2	$71.0	$(71.0)	$143.2
Adjustments to reconcile net income to net cash provided by operating activities:
Income for discontinued operations, net of tax	—	(15.3)	—	(15.3)
Provision for doubtful accounts	142.6	106.3	—	248.9
Depreciation and amortization	62.5	49.9	—	112.4
ESOP expense	6.1	—	—	6.1
Minority interests	10.0	—	—	10.0
Equity in earnings of unconsolidated affiliates	(90.5)	(0.3)	71.0	(19.8)
Gain on sale of assets	(0.1)	(0.5)	—	(0.6)
Deferred income taxes benefit	(11.7)	—	—	(11.7)
Non-cash interest expense	1.6	—	—	1.6
Non-cash share based compensation	13.7	—	—	13.7
Excess tax benefits on share-based compensation	(1.2)	—	—	(1.2)
Increase (decrease) in cash from operating assets and liabilities (net of acquisitions)
Accounts receivable	(184.7)	(137.0)	—	(321.7)
Inventories and other assets	(1.5)	(21.0)	—	(22.5)
Accounts payable and other current liabilities	(39.1)	7.2	—	(31.9)
Other	(1.0)	22.7	—	21.7

Net cash provided by operating activities	49.9	83.0	—	132.9
Cash flows from investing activities
Purchases of property and equipment	(56.4)	(177.0)	—	(233.4)
Distributions and advances from unconsolidated affiliates	(9.9)	0.3	—	(9.6)
Investment in and advances to consolidated affiliates	(243.1)	243.1	—	—
Proceeds received on disposals of assets	1.1	101.5	—	102.6
Acquisitions, net of cash acquired	—	(49.2)	—	(49.2)
Other	0.7	(0.8)	—	(0.1)

Net cash provided by (used in) investing activities	(307.6)	117.9	—	(189.7)
Cash flows from financing activities
Payments of long-term debt	118.3	(119.3)	—	(1.0)
Proceeds from long-term debt	—	—	—	—
Proceeds from issuance of common stock	21.9	—	—	21.9
Excess tax benefits on share-based compensation	1.2	—	—	2
Contributions from minority partners, net of distributions	—	0.5	—	0.5
Net borrowings to (from) affiliate	—	—	—	—
Increase (decrease) in due to (from) affiliate	111.5	(111.5)	—	—

Net cash provided by (used in) financing activities	252.9	(230.3)	—	22.6

Change in cash and cash equivalents	(4.8)	(29.4)	—	(34.2)
Cash and cash equivalents at beginning of period	6.4	303.8	—	310.2
Cash and cash equivalents at end of period	$1.6	$274.4	$—	$276.0